Exhibit 99.1

Citrix Reports Second Quarter Financial Results

Quarterly Revenue of $458 Million, up 17% over Comparable Period Last Year

GAAP Operating Margin of 16%, Compared to 10% over Comparable Period Last Year

Non-GAAP Operating Margin of 26%, Compared to 22% over Comparable Period Last Year

Deferred Revenue Increased by $50 Million, up 8% Sequentially

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 28, 2010--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the second quarter ended June 30, 2010.

FINANCIAL RESULTS

In the second quarter of fiscal 2010, Citrix achieved revenue of $458 million, compared to $393 million in the second quarter of fiscal 2009, representing 17 percent revenue growth.

GAAP Results

Net income for the second quarter of fiscal 2010 was $48 million, or $0.25 per diluted share, compared to $43 million, or $0.23 per diluted share, for the second quarter of fiscal 2009. Net income for the second quarter of fiscal 2010 includes approximately $13 million in income tax expense, or approximately $0.07 per diluted share, for the settlement in principle the company reached with the Internal Revenue Service related to transfer pricing issues as previously announced.

Non-GAAP Results

Non-GAAP net income in the second quarter of fiscal 2010 was $78 million, or $0.41 per diluted share, compared to $72 million, or $0.39 per diluted share, in the comparable period last year. Non-GAAP net income for the second quarter of fiscal 2010 includes the $13 million tax expense, or approximately $0.07 per diluted share, as noted above. Both periods exclude the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, charges recorded in connection with the restructuring program that the company implemented in January 2009 and the tax effects related to those items.

“I’m very pleased with our performance for the second quarter. We demonstrated great execution across all geographies, divisions and functional teams,” said Mark Templeton, president and CEO for Citrix.

“Leading indicators for the second half are solid. We are seeing excellent vibrancy in the channel, higher levels of strategic engagement with our customers, and really good pipeline growth.

“We are excited about the trajectory we are seeing in XenDesktop licensing. Clearly, the desktop virtualization revolution is here now and adoption is accelerating. By our measures, we are now number one in this market.”

Q2 Financial Summary

In reviewing the second quarter results of 2010, compared to the second quarter of 2009:

  Product license revenue increased 15 percent;
  Revenue from license updates grew 13 percent;
  Online services revenue grew 18 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 35 percent;
  Revenue increased in the America’s region by 17 percent, increased in the EMEA region by 11 percent and increased in the Pacific region by 31 percent;
  Deferred revenue totaled $686 million, compared to $538 million on June 30, 2009;
  GAAP operating margin was 16 percent for the quarter and non-GAAP operating margin was 26 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and charges recorded in connection with the 2009 restructuring program;
  Other income decreased 83 percent primarily due to losses on the re-measurement of non U.S. dollar denominated financial statement balances;
  Cash flow from operations was $103 million, compared with $86 million in the second quarter of 2009; and
  The company repurchased 2.2 million shares at an average price of $46.74 or $101 million.

Financial Outlook for Third Quarter 2010

Citrix management expects to achieve the following results during its third fiscal quarter of 2010 ending September 30, 2010:

  Net revenue is expected to be in the range of $450 million to $460 million; and
  GAAP diluted earnings per share is expected to be in the range of $0.31 to $0.32. Non-GAAP diluted earnings per share is expected to be in the range of $0.48 to $0.49, excluding $0.08 related to the effects of amortization of intangible assets primarily related to business combinations, $0.16 related to the effects of stock-based compensation expenses, certain charges recorded in conjunction with the company’s 2009 restructuring program, and $(0.06) to $(0.08) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.
  Interest income is expected to be $4 million.
  Adjusted tax rate is expected to be in the range of 23% to 24%.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2010

Citrix management expects to achieve the following results during its fiscal year 2010 ending December 31, 2010:

  Net revenue is expected to be in the range of $1.81 billion to $1.83 billion;
  Non-GAAP operating margin is expected to increase by 150 basis points compared to fiscal year 2009, excluding the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense, and certain charges recorded in conjunction with the company’s 2009 restructuring program;
  Interest income is expected to be $10 million to $12 million; and
  GAAP diluted earnings per share is expected to be in the range of $1.27 to $1.31. Non-GAAP diluted earnings per share is expected to be in the range of $1.87 to $1.89, excluding $0.34 related to the effects of amortization of intangible assets primarily related to business combinations, $0.54 related to the effects of stock-based compensation expenses, certain charges recorded in conjunction with the company’s 2009 restructuring program and $(0.26) to $(0.32) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.
  Adjusted tax rate is expected to be in the range of 26% to 27%.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the second quarter of 2010, Citrix announced:

  The first public release of Citrix® XenClient™, a new client-side virtualization solution, developed in collaboration with Intel, that allows centrally managed virtual desktops to run directly on corporate laptops and PCs, even when they are disconnected from the network.
  New Citrix HDX™ “Nitro” technologies, which include groundbreaking innovations at all levels of the desktop virtualization infrastructure – from servers and datacenters to networks and clients – to advance the high-definition experience for virtual desktop users, from instant start-up of apps to breakthrough sense-and-respond technology that optimizes each user’s connection based on the capabilities of their device and network connection.
  Citrix XenDesktop® 4 won the “Best of Interop” 2010 award for leading innovation in virtualization.
  The availability of Citrix NetScaler 9.2 and a new high-performance NetScaler VPX™ virtual appliance, as well as three new ultra high-performance NetScaler MPX™ hardware appliances that leverage all the power of the recently released Intel® Xeon® processor 5680 series technology.
  Citrix® NetScaler® “burst pack” licenses, which extend the flexible pay-as-you-grow model by scaling data center capacity to ensure high performance during traffic spikes without overpaying for capacity under normal conditions.
  The availability of Citrix XenServer® 5.6 with powerful new features for the free and paid editions, as well as a new attractively priced advanced edition that makes it easier for enterprise and cloud customers running free XenServer to add more advanced high availability and management capabilities at a fraction of the cost of competing solutions.

  Two new applications for the Apple iPad, Citrix Receiver™ and Citrix GoToMeeting®, are available on the App Store, making it possible for teleworkers in any industry to get easy access to their corporate resources and collaborate wherever they are located, giving the business consumer the power of choice.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: 888-799-0519 or 706-634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately fifteen days by dialing 800-642-1687 or 706-645-9291 (passcode required: 87760708).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is a leading provider of virtual computing solutions that help companies deliver IT as an on-demand service. Founded in 1989, Citrix combines virtualization, networking, and cloud computing technologies into a full portfolio of products that enable virtual workstyles for users and virtual datacenters for IT. More than 230,000 organizations worldwide rely on Citrix to help them build simpler and more cost-effective IT environments. Citrix partners with over 10,000 companies in more than 100 countries. Annual revenue in 2009 was $1.61 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Third Quarter 2010 and Fiscal Year 2010 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix's European markets; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels, including XenDesktop 4; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop 4 and its other virtualization offerings, while maintaining growth in its core products, especially XenApp; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products as the enterprise software landscape evolves; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies, and any disruptions due to changes in key personnel; risks in effectively controlling operating expenses, including failure to manage unexpected expenses; impairment of the value of the company's investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation, including litigation challenging our intellectual property rights or alleging the infringement of the intellectual property rights of third parties; changes in the company's pricing, packaging and licensing models which may impact Citrix's revenue recognition, including with respect to XenDesktop 4 and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for Citrix's Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In Citrix’s earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, XenApp™, XenServer®, XenClient™, XenDesktop®, NetScaler®, MPX™, HDX™, VPX™, GoToMeeting®, Citrix Essentials™, Citrix Cloud Center™, Citrix Delivery Center™, Citrix Receiver™ and Citrix Ready® are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Product licenses	$148,733	$129,692	$271,439	$241,592
License updates	168,601	149,334	331,556	297,532
Online services	89,211	75,350	174,161	147,330
Technical services	51,888	38,452	95,549	75,432
Total net revenues	458,433	392,828	872,705	761,886

Cost of net revenues:
Cost of product license revenues	15,149	11,506	27,800	23,000
Cost of services revenues	25,989	21,132	49,679	42,755
Amortization of product related intangible assets	12,417	11,423	24,775	23,522
Total cost of net revenues	53,555	44,061	102,254	89,277
Gross margin	404,878	348,767	770,451	672,609

Operating expenses:
Research and development	79,543	75,160	157,245	146,197
Sales, marketing and services	186,601	167,130	357,121	330,719
General and administrative	60,805	59,552	121,424	118,041
Amortization of other intangible assets	3,776	5,163	7,933	10,157
Restructuring	335	2,036	835	22,766
Total operating expenses	331,060	309,041	644,558	627,880

Income from operations	73,818	39,726	125,893	44,729

Other income, net	875	5,069	4,808	6,238
Income before income taxes	74,693	44,795	130,701	50,967

Income taxes	27,136	2,276	35,795	1,521
Net income	$47,557	$42,519	$94,906	$49,446

Earnings per common share – diluted	$0.25	$0.23	$0.50	$0.27
Weighted average shares outstanding – diluted	189,278	184,740	189,126	183,560

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	June 30, 2010	December 31, 2009
ASSETS:
Cash and cash equivalents	$344,704	$261,443
Short-term investments	478,321	338,168
Accounts receivable, net	319,378	304,912
Other current assets, net	169,250	134,772
Total current assets	1,311,653	1,039,295

Long-term investments	585,418	607,646
Property and equipment, net	242,979	247,703
Goodwill and other intangible assets, net	1,110,071	1,113,014
Other long-term assets	68,469	83,489
Total assets	$3,318,590	$3,091,147

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$289,454	$278,850
Current portion of deferred revenues	594,939	555,514
Total current liabilities	884,393	834,364

Long-term portion of deferred revenues	91,424	63,336
Other liabilities	6,757	4,940

Stockholders' equity	2,336,016	2,188,507
Total liabilities and stockholders’ equity	$3,318,590	$3,091,147

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
OPERATING ACTIVITIES	$47,557	$94,906
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	34,160	68,155
Stock-based compensation expense	28,146	53,073
Provision for accounts receivable allowances	1,080	2,534
Other non-cash items	2,238	354
Total adjustments to reconcile net income to net cash Activities provided by operating activities	65,624	124,116
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(80,419)	(20,307)
Prepaid expenses and other current assets	(4,368)	(43,045)
Other assets	101	3,668
Deferred tax assets, net	(2,328)	7,918
Accounts payable and accrued expenses	25,482	11,135
Deferred revenues	50,076	67,514
Other liabilities	1,494	879
Total changes in operating assets and liabilities, net of the effects of acquisitions	(9,962)	27,762
Net cash provided by operating activities	103,219	246,784

INVESTING ACTIVITIES
Proceeds from (purchases of) available-for-sale investments, net	9,030	(154,539)
Proceeds from trading securities	41,534	44,560
Purchases of property and equipment	(18,811)	(30,072)
Purchases of other assets	(1,000)	(1,000)
Cash paid for acquisitions, net of cash acquired	(761)	(10,227)
Cash paid for licensing and core technology	(2,942)	(10,235)
Net cash provided by (used in) investing activities	27,050	(161,513)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	29,262	184,192
Excess tax benefit from exercise of stock options	4,533	18,114
Stock repurchases	(99,951)	(199,944)
Other	(1,462)	(4,138)
Net cash used in financing activities	(67,618)	(1,776)
Effect of exchange rate changes on cash and cash equivalents	206	(234)
Change in cash and cash equivalents	62,857	83,261
Cash and cash equivalents at beginning of period	281,847	261,443
Cash and cash equivalents at end of period	$344,704	$344,704

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s 2009 restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's gross margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of acquired intangible assets and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  The charges incurred in conjunction with the Company's 2009 restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization of intangible assets primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended June 30,
	2010	2009
GAAP operating margin	16.1%	10.1%
Add: stock-based compensation	6.2%	7.3%
Add: amortization of product related intangible assets	2.7%	2.9%
Add: amortization of other intangible assets	0.8%	1.3%
Add: restructuring charges	0.1%	0.5%
Non-GAAP operating margin	25.9%	22.1%

	Three Months Ended June 30,
	2010	2009
GAAP net income	$47,557	$42,519
Add: stock-based compensation	28,146	28,440
Add: amortization product related intangible assets	12,417	11,423
Add: amortization of other intangible assets	3,776	5,163
Add: restructuring charges	335	2,036
Less: tax effects related to above items	(14,417)	(18,015)
Non-GAAP net income	$77,814	$71,566

	Three Months Ended June 30,
	2010	2009
GAAP earnings per share – diluted	$0.25	$0.23
Add: stock-based compensation	0.15	0.15
Add: amortization of product related intangible assets	0.07	0.06
Add: amortization of other intangible assets	0.02	0.03
Add: restructuring charges	-	0.01
Less: tax effects related to above items	(0.08)	(0.09)
Non-GAAP earnings per share – diluted	$0.41	$0.39

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended September 30,	For the Twelve Months Ended December 31,
	2010	2010
GAAP earnings per share - diluted	$0.31 to $0.32	$1.27 to $1.31
Add: Adjustments to exclude the effects of amortization of intangible assets	0.08	0.34
Add: Adjustments to exclude the effects of expenses related to stock-based compensation	0.16	0.54
Add: restructuring charges from 2009 restructuring	-	-
Less: Differential between the GAAP and non-GAAP tax rates and tax effects related to above items	(0.06) to (0.08)	(0.26) to (0.32)
Non-GAAP earnings per share - diluted	$0.48 to $0.49	$1.87 to $1.89

	For the Three Months Ended September 30,	For the Twelve Months Ended December 31,
	2010	2010
GAAP tax rate	18% to 19%	22% to 23%
Add: stock-based compensation and amortization of intangible assets	5%	4%
Non-GAAP tax rate	23% to 24%	26% to 27%

CONTACT:
Citrix Systems, Inc.
For media inquiries, contact:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com